Exhibit 99.1

1  AMITIZA Intellectual Property  •AMITIZA has a robust patent estate  –Latest patents expire in 2027  •Paragraph IV certification notice letter to Sucampo received on  January 2, 2013 regarding ANDA submitted to FDA by Anchen  Pharmaceuticals and Par Pharmaceuticals  –Notice letter alleges AMITIZA’s composition, method of use, and/or  formulation patents are invalid, unenforceable, and/or will not be infringed  by Anchen’s manufacture, use or sale of the product described in its  ANDA.  •On February 8 Sucampo announced it had filed a patent infringement  lawsuit against Anchen and Par Pharmaceuticals  –Sucampo is joined by Takeda and R-Tech Ueno in the lawsuit  Under Hatch-Waxman Act, patent infringement lawsuit will stay  FDA approval of Anchen’s ANDA for up to 30 months from  receipt of Jan 2 ’13 Notice letter   2  RESCULA US Launch Overview  •sNDA approved December 2012  –RESCULA may be used as a first-line agent or concomitantly with other  topical ophthalmic drug products to lower intraocular pressure  –RESCULA is a BK (Big Potassium) channel activator, which is different  from other intraocular pressure (IOP) lowering agents.  –RESCULA is believed to reduce elevated IOP by increasing the outflow of  aqueous humor through the trabecular meshwork  •RESCULA launch in US Q1 2013  –40 specialty reps  –Product has been shipped to pharmacies and wholesale agreements are  in place  –We will begin filling scripts in late February with WAC price of $99  –Heavy sampling to facilitate patient trial   3  Trading Symbol  SCMP (NASDAQ)  Corporate Headquarters  Bethesda, MD  Stock Price (02-07-2013), 52-Week Range  $5.22, $8.50 to $3.78  Shares Outstanding (9-30-2012)  41.9 M (1 class of common stock)  Daily Volume (90-day average)  105,422  Market Capitalization (02-07-2013)  $219.1 M  Debt (9-30-12)  $61.2 M  Cash & Equivalents (9-30-12)  $82.1 M  Enterprise Value (02-07-2013)  $198.1 M  YTD Total Revenue (9-30-2012)  $46.6 M  Full-time Employees (02-08-2013)  123  Fiscal Year Ends  December 31  Accounting Firm  PricewaterhouseCoopers, LLP  Key Facts